Exhibit 10.9

EXCHANGE AGREEMENT

This Agreement is entered into as of November 23, 2005, by and between Entrx Corporation, a Delaware corporation with principal offices in Minneapolis, Minnesota (the “Company”), and Pandora Select Partners L.P., a British Virgin Islands limited partnership with principal offices in Minneapolis, Minnesota (“Pandora”).

Recitals

A. The Company issued Pandora a Convertible Promissory Note in the principal amount of $1,300,000 dated December 3, 2003 (the “Note”), in exchange for a loan in the same amount (the “Loan”). The outstanding principal and accrued interest outstanding under said Note at any time is convertible into common stock of the Company at $1.35 per share.

B. In connection with the issuance of the Note and in further consideration of the Loan, the Company issued a Warrant No. PSP-1 to Pandora for the purchase of 400,000 shares of the Company’s common stock dated December 3, 2003 (the “Warrant”), having an initial exercise price of $1.50 per share.

C. In connection with the issuance of the Note and in further consideration of the Loan, the Company entered into a Pledge Agreement with Pandora dated December 3, 2003 (the “Pledge Agreement”), whereby the Company pledged certain of its assets as collateral against the payment of the Note.

D. In connection with the issuance of the Note and in further consideration of the Loan, the Company entered into a Registration Rights Agreement with Pandora dated December 3, 2003 (the “Registration Rights Agreement”), whereby the Company agreed to file and use its best efforts to obtain the effectiveness of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), covering the sale of shares of the Company’s common stock that may be acquired by Pandora under the Note, the Warrant and the additional Warrants described below in paragraph E.

E. Under the terms of the Warrant, if the Company fails to obtain the effectiveness of the Registration Statement prior to June 16, 2004, then for each full month such failure continues thereafter through October 15, 2004 (prorated for partial months), Pandora will be entitled to acquire an additional 6,500 shares of common stock under the Warrant, and if the Company fails to obtain the effectiveness of the Registration Statement prior to October 16, 2004, then for each full month such failure continues thereafter (prorated for partial months), Pandora will be entitled to acquire 13,000 additional shares of common stock under the Warrant.

F. The Company has not obtained the effectiveness of the Registration Statement, and as a result, 188,500 additional shares of the Company’s common stock are exercisable under the Warrant, as of October 31, 2005.

G. Representatives of Pandora and the Company reached a verbal understanding on September 15, 2005, whereby the Warrant and the right of Pandora to convert the Note into common stock would be cancelled in exchange for fully paid and non-assessable shares of the Company’s common stock, under terms to be set forth in a written document agreeable to all parties.

Agreement

Accordingly, in consideration of the recitals and the mutual covenants contained herein, the parties hereto agree as follows:

1. Exchange of Warrant for Shares. At the Closing (as hereinafter defined), Pandora shall assign and deliver the Warrant and the Note to the Company for cancellation, and the Company shall, in exchange therefore, deliver to Pandora (i) an Amended and Restated Note, in the form attached hereto as Exhibit A, eliminating the right of Pandora under the Note to convert the Note into the Company’s common stock, and eliminating the right of the Company to pay any amount due under the Note by the issuance of the Company’s common stock, and (ii) a certificate representing 300,000 shares (the “Securities”) of the Company’s common stock registered in the name of Pandora Select Partners, L.P. The issuance of the Securities shall be duly authorized by the Company’s Board of Directors, and the Securities shall be, upon issuance and delivery to Pandora, fully paid and non-assessable.

2. Registration Rights Agreement. The Registration Rights Agreement, having no further effect in view of the covenants contained in paragraph 1 hereunder, is hereby rescinded.

3. Investment Intent. Pandora represents and warrants to Company as follows:

(a) Pandora has been advised that (i) neither the offer nor the issuance of the Securities to Pandora will have been registered under the Securities Act of 1933 (the "Act") on the grounds, among others, that it will be exempt from registration under Section 4(2) of the Act; (ii) reliance upon such exemption or exemptions is predicated in part on Pandora's representation that Pandora is acquiring such Securities for investment for Pandora's own account with no present intention of dividing Pandora's participation with others or reselling or otherwise distributing the same, and the Pandora alone shall have the full legal and equitable right, title and interest in the Securities; and (iii) Pandora's representations, including the foregoing, are essential to the reliance of the Company upon exemptions from registration or qualification of this transaction or the Securities under applicable state securities laws.

(b) Pandora understands that the effect and intent of Pandora's representations in subparagraph (a) above to be that Pandora does not presently contemplate the disposal of all or any part of the Securities, and that at such time as Pandora determines to dispose of all or any part of the Securities, Pandora understands that Pandora must first notify the Company, and that the Company may require an opinion of its attorney (at the Company’s expense), of Pandora's attorney, or both, that such disposition will not negate Pandora's intent as expressed herein, and that, in view of the exemption claimed, such disposition will be permissible.

(c) Pandora understands that the subsequent transfer of the Securities will be restricted, and that the effect of the restrictions on the transfer of the Securities include the facts, among others, that (i) Pandora will not have liquidity with respect to the Securities for an indefinite period of time, and (ii) Pandora will be unable to sell, encumber or otherwise transfer the Securities unless there is an effective registration statement covering such disposition under the Act, and effective registrations and qualifications under applicable state law, or exemptions from such registrations or qualifications under the Act and state law are applicable.

(d) Pandora recognizes that an investment in the Securities involves a high degree of risk and that the purchase of the Securities should be considered a long-term investment. Pandora has a financial net worth or anticipated income such that a sale of such Securities need not be made in the foreseeable future to satisfy any financial obligation of which Pandora is or contemplates Pandora will become subject.

(e) Pandora understands that exemptions from the registration and qualification requirements, as referred to in subparagraph (c) above, may not be available to Pandora, and, except as provided in subparagraph (b) above, with respect to assuming the expense of any attorney engaged by the Company to render an opinion, the Company will have no obligation to assist Pandora in registering or qualifying a disposition of the Securities or in obtaining or establishing an exemption from such registration or qualification requirements.

(f) Pandora understands that (i) any certificate or other document representing the Securities will bear a legend stating in effect that the issuance or sale of the Securities has not been registered under the Act or any applicable state securities laws, and such legend may refer to the restrictions on transfers and sales contained in this Agreement, and (ii) that a transfer restriction may be placed in the books and records of the Company and of its common stock transfer agent with respect to the Securities.

4. Accredited Investor Information. Pandora represents and warrants to the Company that Pandora is an "Accredited Investor", as that term is defined in Rule 501(a) of Regulation D promulgated under the Act, by reason of the fact that (i) each of the beneficial owners of an equity interest in Pandora are individually accredited investors, and (ii) Pandora was not formed for the purpose of acquiring the Securities and has total assets in excess of $5,000,000.

5. Effectiveness of Pledge Agreement. Except as affected by this Agreement, the Pledge Agreement shall remain in full force and effect.

6. Closing. The Closing shall occur on December 9, 2005, at 10:00 a.m. at the offices of Felhaber Larson, Fenlon & Vogt, P.A., 220 South Sixth Street, Suite 2200, Minneapolis, Minnesota, unless another date, time or place is agreed to between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers or representatives as of the date first written above.

Entrx Corporation	Pandora Select Partners, L.P.

By	By
Brian Niebur, Treasurer	Its ___________________________________________